                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 333-56969) of our reports dated February 11, 2000 and February 12, 1999 relating to the financial statements of MONY America Variable Account L-MONY Custom Equity Master, and our report dated February 10, 2000 relating to the financial statements of MONY Life Insurance Company of America, which appear in such Registration Statement. We also consent to the reference to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
October 12, 2000